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                                                                     EXHIBIT 5.2

                          [LETTERHEAD OF BURKE & MAYER]

                               December 19, 2001

Board of Directors
HORNBECK-LEEVAC Marine Services, Inc.
414 North Causeway Boulevard
Mandeville, Louisiana 70448

Gentlemen:

     We have acted as special Louisiana counsel to HORNBECK-LEEVAC Marine Services, Inc. (the "Company") and certain of its subsidiaries in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of (i) $175 million aggregate principal amount of 10 5/8% Series B Senior Notes due 2008 of the Company (the "Exchange Notes") to be offered and issued by the Company under an Indenture dated as of July 24, 2001 by and among the Company and Wells Fargo Bank Minnesota, National Association, as Trustee and (ii) the guarantees (the "Guarantees") of certain subsidiaries of the Company listed in the Registration Statement as guarantors of the Exchange Notes (the "Subsidiary Guarantors").

     We have examined the Indenture, the global note issued under the Indenture and such statutes, corporate records and documents of the Company and of the Subsidiary Guarantors, certificates of corporate officials of the Company and each of the Subsidiary Guarantors and of public officials and such other instruments and documents as we have deemed necessary or appropriate for the purposes of the opinions expressed herein.

     Based upon the foregoing and subject to the qualifications, assumptions and other statements set forth herein, we are of the opinion that (i) upon issuance thereof in the manner described in the Registration Statement, the Exchange Notes will be valid and binding

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Board of Directors
HORNBECK-LEEVAC Marine Services, Inc.
December 19, 2001
Page 2

obligations of the Company, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) and (ii) the Guarantees of each of the Subsidiary Guarantors that are organized under the laws of the State of Louisiana will be valid and binding obligations of such Subsidiary Guarantors, enforceable against the Company and each Subsidiary Guarantor in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

     The opinion expressed above assumes that the Exchange Notes issued under the Indenture have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon exchange for the 10 5/8% Series A Senior Notes due 2008 as provided for therein.

     Except as otherwise stated below, the opinions expressed herein are based upon, and limited to, the laws of the State of Louisiana and the United States, and to case decisions reported as of this date under such laws, and we do not undertake to provide any opinion as to any matter or to advise any person with respect to any events or changes occurring subsequent to the date of this letter. We express no independent opinion as to the enforceability against the Company and the Subsidiary Guarantors not organized under the laws of the State of Louisiana of the Indenture and the Exchange Notes and related Guarantees, and in issuing opinion (i) of the third complete paragraph above have relied exclusively in this regard on the opinion of Winstead Sechrest and Minick P.C., which opinion is also filed as an exhibit to the Registration Statement. We also authorize Winstead Sechrest & Minick to rely on this opinion for the purposes of rendering its opinion.

     The opinions expressed in this letter are provided as legal opinions only and not as any guaranties or warranties of the matters discussed herein, and such opinions are strictly limited to the matters stated herein, and no other opinions may be implied.

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Board of Directors
HORNBECK-LEEVAC Marine Services, Inc.
December 19, 2001
Page 3

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the heading "Legal Matters" in the Prospectus which is part of the Registration Statement.

                                       Very truly yours,

                                       BURKE & MAYER,
                                       A PROFESSIONAL LAW CORPORATION

                                       By:       /s/ CHARLES B. MAYER
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                                                   CHARLES B. MAYER